UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2025

POLAR POWER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37960	33-0479020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 E. Gardena Boulevard, Gardena, California 90248

(Address of Principal Executive Offices) (Zip Code)

(310) 830-9153

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	POLA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in Item 5.07 below, the stockholders of Polar Power, Inc. (the “Company”) approved the Polar Power, Inc. 2026 Equity Incentive Plan (the “2026 Plan”) at the 2025 annual meeting of stockholders (the “Annual Meeting”) of the Company on December 15, 2025. The 2026 Plan was summarized in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 14, 2025 (the “Proxy Statement”) under the heading “Proposal Three - APPROVAL OF THE POLAR POWER, INC. 2026 EQUITY INCENTIVE PLAN” and reflected in Appendix A to the Proxy Statement. The description of the 2026 Plan is qualified in its entirety by reference to the actual terms of the 2026 Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on December 15, 2025. The following proposals were approved at the Annual Meeting by the votes indicated:

Proposal One: To elect four directors to serve on the Company’s Board of Directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. The following nominees were elected by the votes indicated to serve as directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified:

Name	Total Votes for Director	Total Votes Withheld from Director	Total Broker Non-Votes
Arthur D. Sams	895,386	8,206	643,388
Keith Albrecht	886,197	17,395	643,388
Michael Field	895,517	8,075	643,388
Katherine Koster	895,509	8,083	643,388

Proposal Two: To ratify the appointment of Weinberg & Company, P.A., as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Total Votes
For	1,510,401
Against	33,093
Abstain	3,486
Broker Non-Votes	N/A

Proposal Three: To approve the Polar Power, Inc. 2026 Equity Incentive Plan.

Total Votes
For	862,506
Against	40,576
Abstain	508
Broker Non-Votes	643,390

Proposal Four: To conduct a non-binding advisory vote to approve the compensation paid to the Company’s named executive officers.

Total Votes
For	864,824
Against	35,672
Abstain	3,094
Broker Non-Votes	643,389

Proposal Five: To conduct a non-binding advisory vote to determine the frequency of the non-binding advisory vote on executive compensation.

Total Votes
One Year	837,781
Two Years	23,363
Three Years	9,938
Abstain	32,508
Broker Non-Votes	643,390

Proposal Six: To approve a proposal to grant discretionary authority to the Chairman of the Annual Meeting to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal Three.

Total Votes
For	885,702
Against	17,039
Abstain	850
Broker Non-Votes	643,389

Consistent with the stockholder voting results, the Company’s Board of Directors has determined that the say-on-pay vote will be conducted annually, until the next stockholder vote on say-on-pay frequency, which vote will occur no later than the Company’s 2026 annual meeting of stockholders.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description

10.1	Polar Power, Inc. 2026 Equity Incentive Plan, effective as of January 1, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2025

POLAR POWER, INC.

By:	/s/ Arthur D. Sams
Arthur D. Sams President, Chief Executive Officer and Secretary